Exhibit 99.1

Investor Contacts:	Media:
Karen Breen Investor Relations 303-397-8592	KC Higgins Public Relations 303-397-8325
TELETECH PROVIDES BUSINESS UPDATE
Record Revenue Expected for Fourth Quarter 2005,
Ten Percent of Outstanding Common Stock Repurchased During 2005
Denver, Colo., January 12, 2006 – TeleTech Holdings, Inc. (NASDAQ: TTEC), a global provider of customer management and transaction-based business process outsourcing (BPO) solutions, today provided a business update.
TeleTech continues to execute on its principal goals of enhancing future profitability by continuing to, among other tactics:
•	deliver clients the highest Total Value,

•	win new large global client agreements,

•	renew and expand existing client relationships,

•	improve Newgen’s financial performance, and

•	expand capacity to meet client demand and rationalize unprofitable capacity.
This business update reports upon recent progress on certain aspects of these plans, among other information.
Deliver Clients the Highest Total Value
TeleTech’s strategy is to win new clients and expand existing client relationships by delivering the highest Total Value. This strategy has been executed by continual investment in technology, patented processes, and human capital.
Win New Large Global Client Agreements
Since early November, TeleTech has won “New Client Logo” agreements estimated at $10 million annually, primarily in the financial services and utility industries.
2005 Fourth Quarter Revenue
TeleTech currently estimates fourth quarter 2005 revenue will be an all-time historic high of approximately $300 million. As previously announced, TeleTech Government Solutions began work in mid-September 2005 on behalf of a large branch of the U.S. government to assist in the Gulf Coast hurricane relief efforts. This work continued through late November 2005, representing approximately 10 percent of TeleTech’s fourth quarter 2005 revenue.
Renew and Expand Existing Client Relationships
TeleTech’s performance with existing clients has enabled it to renew and expand contracts with its global “Embedded Client Base”, resulting in an estimated $90 million in annual revenue signed since early November, net of attrition. Approximately 70 percent of this is from expanded client relationships. TeleTech believes that its performance levels for clients will enable it to further grow its Embedded Client Base.
Improve Newgen’s Financial Performance
As disclosed in TeleTech’s third quarter 2005 Form 10-Q, the Company indicated that Newgen was working with its largest client to jointly develop a new agreement for 2006. In December of

2005, a new agreement was executed and Newgen will begin its second decade of being a preferred, but not an exclusive, provider to this client and its automotive dealerships. Under this agreement, Newgen now has the flexibility to customize service offerings and to contract directly with the client’s dealerships.
TeleTech has retained a new President for Newgen and will publicly announce his appointment shortly. The new President is a seasoned executive with extensive experience as a general manager with full profit and loss responsibility for significant divisions of multibillion dollar corporations.
Expand Capacity to Meet Client Demand and Rationalize Unprofitable Capacity
As a result of new and expanded client relationships, TeleTech has plans to expand its capacity in select International markets with the addition of an estimated 4,500 workstations in Argentina, Canada, and the Philippines. This figure includes 1,500 workstations in the Philippines that were previously announced in TeleTech’s third quarter 2005 earnings release.
On TeleTech’s third quarter 2005 conference call, the Company stated its intent to reach a decision on its South Korean operation by year-end. Based on TeleTech’s assessment that there is a limited future market opportunity, TeleTech has decided to exit its South Korean facility during the first quarter 2006. This facility generated an operating loss, before corporate allocations, of approximately $3.4 million during the past 12 months.
As a result of exiting this center, TeleTech will record a pre-tax asset impairment charge currently estimated at approximately $2 million in the fourth quarter of 2005. This action is expected to result in an annualized pre-tax profit improvement estimated between $2.5 million and $3.0 million beginning the first quarter of 2006.
Other Information
2005 Common Stock Repurchase Program
During the fourth quarter of 2005, TeleTech repurchased 2.1 million shares of its common stock for a total of $22.3 million. For the full year of 2005, TeleTech repurchased 7.1 million shares, or approximately 10 percent of its common stock outstanding, for a total of $67.8 million. TeleTech intends to continue its common stock repurchase program during 2006.
First Quarter 2006 Financial Results
As the fourth quarter 2005 benefited from the short-term hurricane relief work for the U.S. government discussed above, TeleTech believes revenue for the first quarter of 2006 will be lower when compared to the fourth quarter 2005. Earnings for the first quarter 2006 will be impacted by the lower revenue and, as previously disclosed in the Company’s SEC filings, higher first quarter labor related costs due to increased payroll taxes, and the adoption of SFAS 123R as discussed below.
2006 Stock Option Expense
TeleTech will adopt Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) beginning in the first quarter of 2006. TeleTech preliminarily estimates adoption of SFAS 123R will result in an after-tax impact to diluted earnings per share of approximately $0.04 to $0.05 in 2006.
ABOUT TELETECH
TeleTech is a global business services company that provides a full range of front-to-back office outsourced solutions including customer management, BPO, and database marketing services to measurably enhance clients’ core customer management processes. TeleTech’s comprehensive solutions include fully managed, technology-based services including infrastructure, software applications, and business intelligence. TeleTech’s ability to create innovative strategies, combined with its global technology platform and delivery infrastructure, helps clients increase revenue, lower costs, and retain their customers around the world. TeleTech’s products and services, standardized processes, and recognized capabilities to implement complex global projects make the Company a valued partner for clients that include Global 1000 businesses and governments. TeleTech partners with clients to offer 150 languages, through its 36,000 employees, in 17 countries. For additional information, visit www.TeleTech.com.
FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause TeleTech’s and its subsidiaries’ actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to the following: the Company’s estimates and or beliefs regarding certain fourth quarter 2005 and 2006 financial results; estimated revenue from new, renewed or expanded client business; achieving the Company’s expected profit improvement in its International operations; the ability to close, ramp and/or grow new business opportunities within its Embedded Client Base, with New Client Logo agreements or with potential clients; the ability for the Company to execute its growth plans, including sales of new products (such as TeleTech On DemandTM and TeleTech In CultureTM); to increase profitability via the globalization of its North American best operating practices; to achieve its year-end 2007 financial goals and targeted cost reductions; the possibility of the Company’s Database Marketing and Consulting not returning to historic levels of profitability; the possibility of lower revenue or price pressure from clients experiencing a downturn or merger in their business; greater than anticipated competition in the customer care market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries the Company serves; consumers’ concerns or adverse publicity regarding the products of the Company’s clients; higher than anticipated start-up costs or lead times associated with new ventures or business in new markets; execution risks associated with performance-based pricing metrics in certain client agreements; the Company’s ability to find cost effective locations, obtain favorable lease terms, and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather or terrorist-related events; risks associated with attracting and retaining cost-effective labor at the Company’s customer management centers; the possibility of additional asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which the Company operates; changes in accounting policies and practices promulgated by standard setting bodies; and, new legislation or government regulation that impacts the customer care industry.
Please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the three months ended September 30, 2005, for a detailed discussion of factors discussed above and other important factors that may impact the Company’s business, results of operations, financial condition, and cash flows. The Company assumes no obligation to update its forward-looking statements to reflect actual results or changes in factors affecting such forward-looking statements.
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